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                                                                    EXHIBIT 3.2

                                    BY-LAWS

                                       OF

                               RISER FOODS, INC.

SECTION 1. LAW, CERTIFICATE OF INCORPORATION AND BY-LAWS

     1.1 These by-laws are subject to the certificate of incorporation of the corporation. In these by-laws, references to law, the certificate of incorporation and by-laws mean the law, the provisions of the certificate of incorporation and the by-laws as from time to time in effect.

SECTION 2. SHAREHOLDERS

     2.1 Annual Meeting. The annual meeting of shareholders shall be held at 10:00 a.m. on the second Tuesday of November in each year (unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a Saturday, Sunday or legal holiday) or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may be required by law or these by-laws or as may properly come before the meeting.

     2.2 Special Meetings. Unless otherwise provided in the certificate of incorporation, a special meeting of the shareholders may be called at any time by the chairman of the board or a co-chairman of the board, if any, the president or the secretary, or pursuant to a resolution of the board of directors, or by shareholders who hold twenty-five percent (25%) of the voting power of all shares of stock of all classes outstanding and voting as a single class. A special meeting of the shareholders shall be called by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by an assistant secretary or some other officer, upon application of the person or persons entitled to call the meeting or as otherwise provided in the certificate of incorporation. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour, and purposes of the meeting.

     2.3 Place of Meeting. All meetings of the shareholders for the election of directors or for any other purpose shall be held at such place within or without the State of Delaware as may be determined from time to time by the chairman of the board or both co-chairmen of the board, if any, the president or the board of directors. Any adjourned session of any meeting of the shareholders shall be held at the place of the session at which the adjournment was taken unless another place is designated in the vote of adjournment.

     2.4 Notice of Meetings. Except as otherwise provided by law, a written notice of each meeting of shareholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the meeting, to each shareholder entitled to vote thereat, and to each shareholder who, by law, by the certificate of incorporation or by these by-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the corporation. Such notice shall be given by the secretary, or by an officer or person designated by the board of directors, or in the case of a special meeting by the officer calling the meeting. As to any adjourned session of any meeting of shareholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner
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heretofore described. No notice of any meeting of shareholders or any adjourned session thereof need be given to a shareholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such shareholder, is filed with the records of the meeting or if the shareholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders or any adjourned session thereof need be specified in any written waiver of notice.

     2.5 Quorum of Shareholders. At any meeting of the shareholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by the certificate of incorporation or by these by-laws. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     2.6 Action by Vote. Unless otherwise provided in the certificate of incorporation, when a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these by-laws. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

     Except as may be otherwise required by law or the certificate of incorporation, the shareholders shall not, without approval by the affirmative vote of at least 80% of the total voting power of the outstanding shares of stock of the corporation of all classes, voting as a single class:

          (1) Increase or decrease the number of directors which shall constitute the entire board of directors;

          (2) Remove from the board of directors any director, except "for cause" (as defined in Section 3.10 hereof); or

          (3) Amend, modify or repeal, or adopt any provision inconsistent with, any provision of this Section 2.6 or of Section 3, "BOARD OF DIRECTORS", of these by-laws, or any provision of Article VI, Article VII or Article VIII of the certificate of incorporation.

     2.7 Action without Meetings. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by shareholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     If action is taken by unanimous consent of shareholders, the writing or writings comprising such unanimous consent shall be filed with the records of the meetings of shareholders.

     If action is taken by less than unanimous consent of shareholders and in accordance with the foregoing, there shall be filed with the records of the meetings of shareholders the writing or writings comprising such less than unanimous consent. Prompt notice of the taking of the

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corporate action without a meeting by less than unanimous written consent shall be given to those who have not consented in writing and a certificate signed and attested to by the secretary that such notice was given shall be filed with the records of the meetings of shareholders.

     In the event that the action which is consented to is such as would have required the filing of a certificate under any of the provisions of the General Corporation Law of Delaware, if such action had been voted upon by the shareholders at a meeting thereof, the certificate filed under such provision shall state that written consent has been given under Section 228 of said General Corporation Law, in lieu of stating that the shareholders have voted upon the corporate action in question, if such last mentioned statement is required thereby.

     2.8 Proxy Representation. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of shareholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

     2.9 Inspectors. The directors or the person presiding at the meeting may, but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

     2.10 List of Stockholders. The secretary shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in his name. The stock ledger shall be the only evidence as to who are shareholders entitled to examine such list or to vote in person or by proxy at such meeting.

SECTION 3. BOARD OF DIRECTORS

     3.1 Number. Subject to the provisions of the certificate of incorporation from time to time in effect, the number of directors which shall constitute the whole board shall be thirteen. The number of directors which shall constitute the whole board may be increased or decreased at any time or from time to time by the board of directors or the shareholders as provided in these by-laws. If from time to time the holders of any outstanding preferred stock or series thereof, pursuant to the terms of such preferred stock, receive the right to elect one or more additional directors to the board due to any default by the corporation in the payment of dividends thereon, the number of directors which shall constitute the whole board shall increase by such

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number, and if such right of the preferred shareholders shall terminate, the number of directors shall reduce by such number. Directors need not be shareholders. The shareholders at the annual meeting shall elect the number of directors as determined in accordance with these by-laws.

     3.2 Tenure. Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

     3.3 Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors who shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by the shareholders.

     3.4 Nominations; Vacancies.

     (a) For a period of three years after the "Effective Time" (as such term is defined in the Prospectus included in the Registration Statement of Form S-4 which the corporation will file with the Securities and Exchange Commission, and all amendments thereto), the board of directors of the corporation shall consist of four Seaway Designees, four Rini Designees, three Rego Designees and two Independent Designees. As of the Effective Time, the Seaway Designees shall be Michael L. Borstein, Philip M. Sanson, David J. Lombardi and Brian K. Garson, the Rini Designees shall be Charles A. Rini, Sr., Anthony Rini, Anthony J. Collura, Jr. and S. Lee Kohrman, the Rego Designees shall be Anthony C. Rego, Thomas A. Rego and Joseph E. Crimaldi, and the Independent Designees shall be Robert H. Kanner and William G. Miller.

     (b) For a period of three years after the Effective Time, vacancies created by the death, resignation or removal of a director, if not filled by vote of the shareholders, shall be filled as follows: a vacancy among the Seaway Designees shall be filled by vote of a majority of the remaining Seaway Designees; a vacancy among the Rini Designees shall be filled by vote of a majority of the remaining Rini Designees; a vacancy among the Rego Designees shall be filled by vote of a majority of the remaining Rego Designees; and a vacancy among the Independent Designees shall be filled by not less than a 61% vote of the remaining directors.

     (c) For a period of three years after the Effective Time, in connection with any election of directors at an annual or special meeting of shareholders or by written consent of the shareholders, the corporation shall nominate persons for election to the board of directors as follows: a majority of the Seaway Designees then in office shall select four nominees to be the Seaway Designees; a majority of the Rini Designees then in office shall select four nominees to be the Rini Designees; a majority of the Rego Designees then in office shall select three nominees to be the Rego Designees; and the nominees to be the Independent Designees shall be selected by not less than a 61% vote of the directors then in office.

     (d) Except as provided in paragraph (b) of this Section, subject to the provisions of the certificate of incorporation, vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the shareholders at a meeting called for that purpose, or by not less than a 61% vote of the directors then in office.

     (e) Except as provided in paragraph (b) of this Section, subject to the provisions of the certificate of incorporation, when one or more directors shall resign from the board, effective at a future date, not less than 61% of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorpora-

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tion or of these by-laws as to the number of directors required for a quorum or for any vote or other actions or of these by-laws as to the number of directors required.

     3.5 Committees. The board of directors may, by vote of a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the certificate of incorporation or by these by-laws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

     3.6 Regular Meetings. Regular meetings of the board of directors may be held without call or notice at such places within or without the State of Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of shareholders.

     3.7 Special Meetings. Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairman of the board or a co-chairman of the board, if any, the president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the chairman of the board, if any, the president or any one of the directors calling the meeting.

     3.8 Notice. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     3.9 Quorum. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, at any meeting of the directors, at least 61% of the directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

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     3.10 Action by Vote. Except as may be otherwise provided by law, by the certificate of incorporation or by these bylaws, when a quorum is present at any meeting the vote of not less than 61% of the directors then in office shall be the act of the board of directors.

     For a period of three years after the Effective Time (as such term is defined in the Prospectus included in the Registration Statement on Form S-4 which the corporation will file with the Securities and Exchange Commission, and all amendments thereto), except as may be otherwise required by law or the certificate of incorporation, the board of directors shall not, without approval by the affirmative vote of not less than 76% of the directors then in office:

          (1) Increase or decrease the number of directors which shall constitute the entire board of directors;

          (2) Remove from the board of directors any of the directors who are not Independent Designees (the "Initial Directors"), except for cause;

          (3) Terminate the employment of any of the executive officers of the corporation as of the Effective Time (the "Initial Executive Officers"), except for cause;

          (4) Increase or decrease the salary, fringe benefits or other compensation, or award any bonus, to any Initial Director or Initial Executive Officer of the corporation;

          (5) Authorize the issuance of any Class B Common Stock except in connection with a Stock Dividend (as defined in the certificate of incorporation); or

          (6) Amend, modify or repeal, or adopt any provision inconsistent with, any provision of this Section 3, "BOARD OF DIRECTORS," or of Section 2.6 of these by-laws.

     If the percentage of directors required by these by-laws to take any action is not a whole number of directors, then the number of directors required to take such action shall be the next highest whole number of directors in excess of such percentage.

     The board of directors may remove an Initial Director or terminate an Initial Executive Officer "for cause" only if the board of directors reasonably determines that (i) there has been on the part of such person gross negligence, substantial and continuing non-performance or a substantial and continuing inability to perform his duties to the corporation, (ii) such person has committed an act of willful misconduct or fraud related to the performance of his duties to the corporation; (iii) such person has commited a felony under any federal or state law while serving as a director or executive officer of the corporation, or (iv) such person is bankrupt or insolvent.

     In the event the employment of an Initial Executive Officer is terminated by the board of directors pursuant to this Section 3.10, other than for cause, such person shall continue to receive the salary and other compensation which such person was entitled to receive prior to such termination for the remainder of the period ending three years after the Effective Time, as hereinabove defined.

     3.11 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or a committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the board or of such committee. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

     3.12 Participation in Meetings by Conference Telephone. Members of the board of directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

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     3.13 Compensation. In the discretion of the board of directors, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as the board of directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving reasonable compensation therefor.

     3.14 Interested Directors and Officers.

     (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the shareholders.

     (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     3.15 Director Liability, Indemnification and Insurance.

     (a) Limitation of Liability of Directors. No director shall have any personal liability to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except that this Section shall not eliminate or limit the liability of each director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Section shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

     (b) Indemnification and Insurance.

          (1) Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal

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     representative, is or was a director or officer of the Corporation or any
     Subsidiary of the corporation (as defined in the certificate of incorporation) (either before or after it became a Subsidiary of the corporation) or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (a "director or officer"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors, administrators and assignees; provided, however, that, except as provided in paragraph (b)(2) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its board of directors, provide indemnification to any employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (2) Right of Claimant to Bring Suit. If a claim under paragraph (b)(l) of this Section is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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          (3) Non-Exclusivity of Rights. The rights conferred in this Section to any person shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, or vote of the shareholders, board of directors or disinterested directors or otherwise.

          (4) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under this Section, the certificate of incorporation or the Delaware General Corporation Law.

          (5) Continuation of Indemnity. As used in these bylaws, reference to "the corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (6) Severability. If these by-laws or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer of the corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the corporation, to the fullest extent permitted by any applicable portion of this Section that shall not have been invalidated or held unenforceable by any other applicable law.

SECTION 4. OFFICERS AND AGENTS

     4.1 Enumeration; Qualification. The officers of the corporation shall be a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation one or more co-chairmen of the board, one or more vice presidents and a controller. The corporation may also have such agents, if any, as the board of directors from time to time may in its discretion choose. Any officer may be but none need be a director or shareholder. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

     4.2 Powers. Subject to law, to the certificate of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

     4.3 Elections. The officers may be elected by the board of directors at their first meeting following the annual meeting of the shareholders or at any other time. At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

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     4.4 Tenure. Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the shareholders and until his respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

     4.5 Chairman of the Board of Directors, President and Vice President. The chairman of the board or a co-chairman of the board, if any, shall have such duties and powers as shall be designated from time to time by the board of directors. Unless the board of directors otherwise specifies, the chairman of the board or a co-chairman of the board, or if there is none the chief operating officer, shall preside, or designate the person who shall preside, at all meetings of the shareholders and of the board of directors.

     Unless the board of directors otherwise specifies, the president shall be the chief operating officer and shall have direct charge of all business operations of the corporation and, subject to the control of the directors, shall have general charge and supervision of the business of the corporation.

     Any vice presidents shall have such duties and powers as shall be set forth in these by-laws or as shall be designated from time to time by the board of directors or by the president.

     4.6 Treasurer and Assistant Treasurers. The treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the board of directors or by the president. If no controller is elected, the treasurer shall also have the duties and powers of the controller.

     Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the treasurer.

     4.7 Controller and Assistant Controllers. If a controller is elected, he shall be the chief accounting officer of the corporation and shall be in charge of its books of account and accounting records, and of its accounting procedures. He shall have such other duties and powers as may be designated from time to time by the board of directors, the president or the treasurer.

     Any assistant controller shall have such duties and powers as shall be designated from time to time by the board of directors, the president, the treasurer or the controller.

     4.8 Secretary and Assistant Secretaries. The secretary shall record all proceedings of the shareholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all actions by written consent of shareholders or directors. In the absence of the secretary from any meeting, an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all shareholders and the number of shares registered in the name of each shareholder. He shall have such other duties and powers as may from time to time be designated by the board of directors or the president.

     Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.

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SECTION 5. RESIGNATIONS AND REMOVALS

     5.1 Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board, if any, the president, or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. A director may be removed from office as provided in these by-laws. Except as otherwise required by these by-laws, the board of directors may at any time remove any officer either with or without cause. Except as otherwise required by these by-laws, the board of directors may at any time terminate or modify the authority of any agent. Except as otherwise required by these by-laws, no director or officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless, in the case of a resignation, the directors, or, in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

SECTION 6. VACANCIES

     6.1 If the office of the president, the treasurer or the secretary becomes vacant, the directors may elect a successor by a vote as provided by these by-laws. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary until his successor is chosen and qualified or in each case until he sooner dies, resigns, is removed or becomes disqualified. Any vacancy of a directorship shall be filled as specified in
Section 3.4 of these by-laws.

SECTION 7. CAPITAL STOCK

     7.1 Stock Certificates. Each shareholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the certificate of incorporation and the by-laws, be prescribed from time to time by the board of directors. Such certificate shall be signed by the chairman or vice chairman of the board, if any, or the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

     7.2 Loss of Certificates. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the corporation against any claim on account thereof, as the board of directors may prescribe.

SECTION 8. TRANSFER OF SHARES OF STOCK

     8.1 Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the corpora-

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tion shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

     It shall be the duty of each shareholder to notify the corporation of his post office address.

     8.2 Record Date and Closing Transfer Books. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days (or such longer period as may be required by law) before the date of such meeting, nor more than sixty days prior to any other action.

     If no record date is fixed:

     (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     (b) The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

     (c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

SECTION 9. CORPORATE SEAL

     9.1 Subject to alteration by the directors, the seal of the corporation shall consist of a flat-faced circular die with the word "Delaware" and the name of the corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors.

SECTION 10. EXECUTION OF PAPERS

     10.1 Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board or any co-chairman of the board, if any, the president, a vice president or the treasurer.

SECTION 11. FISCAL YEAR

     11.1 The fiscal year of the corporation shall end on the 30th day of June in each year.

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SECTION 12. AMENDMENTS

     12.1 These by-laws may be adopted, amended or repealed by the board of directors or by vote of the shareholders as provided in these by-laws. Subject to the previous sentence, any by-law, whether adopted, amended or repealed by the shareholders or directors, may be amended or reinstated by the shareholders or the directors.

SECTION 13. BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

     13.1 Section 203 of the General Corporation Law of Delaware does not apply to "business combinations with interested stockholders" of the corporation; for the purpose of this section, the definition of the term "business combinations with interested stockholders" is found in Section 203 of the General Corporation Law of Delaware.

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